THIS PROMISSORY NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THIS PROMISSORY NOTE MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

PROMISSORY NOTE

$600,000.00	December 26, 2018
Omaha, Nebraska

FOR VALUE RECEIVED, FitLife Brands, Inc., a Nevada corporation, (the “Company”), promises to pay to the order of Sudbury Capital Fund, LP, its successors or assigns (the “Holder”), the principal sum of Six Hundred Thousand Dollars ($600,000), or such lesser amount as is advanced and outstanding hereunder, on the earliest to occur of December 31, 2019 or the date of consummation of a Change in Control (the “Maturity Date”), together with interest thereon as provided in Section 3 of this Promissory Note (this “Note”). Holder shall disburse the amount of this Note in accordance with the terms hereof.

1.

Definitions. For purposes of this Note, the following terms shall have the following meanings:

“Business Day” means any day which is not a Saturday or Sunday or a legal holiday on which national banks are authorized or required to be closed.

“Change in Control means the sale of all or substantially all the assets of the Company; any merger, consolidation or acquisition of the Company with, by or into another corporation, entity or person; or any change in the ownership of more than fifty percent (50%) of the voting capital stock of the Company in one or more related transactions.

 “Governmental Authority” means any federal, state, local or other governmental department, commission, board, bureau, agency or other instrumentality or authority, domestic or foreign, exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government.

“Material Adverse Effect” means any event, matter, condition or circumstance which (i) has or would reasonably be expected to have a material adverse effect on the business, properties, operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole; (ii) would materially impair the ability of the Company or any other Person to perform or observe their respective obligations under or in respect of this Note; (iii) would materially impair the rights and remedies of Holder under this Note; or (iv) affects the legality, validity, binding effect or enforceability of this Note.

“Organic Document” means, relative to any Person, its articles or certificate of incorporation, or certificate of limited partnership or formation, its bylaws, partnership or operating agreement or other organizational documents, and all stockholders agreements, voting trusts and similar arrangements applicable to any of its capital stock, partnership interests or other ownership interests.

“Outstanding Balance” means the outstanding principal balance of this Note together with all accrued but unpaid interest hereunder.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“PIK Interest” means, with respect to the Outstanding Balance under this Note, accrued interest on such Outstanding Balance to the extent such interest is not paid in cash but is added to the principal balance and due on the Maturity Date.

2. Line of Credit.

(a) Subject to the terms and conditions of this Note, Holder agrees to advance the sum of Three Hundred Thousand Dollars ($300,000) to the Company upon execution of this Note, and at the Company’s request on or before February 28, 2019 an additional sum in an amount not less than One Hundred Thousand ($100,000.00) and no greater than Three Hundred Thousand Dollars ($300,000.00) (“Additional Advance”), for a total amount under the terms of this Note of Six Hundred Thousand Dollars ($600,000.00) (the “Line of Credit”).  Holder shall enter each amount borrowed and repaid in Holder’s records. No failure by Holder to make, and no error by Holder in making, any entry in such records shall affect the Company’s obligation to repay the full principal amount advanced by Holder to or for the account of the Company, or to pay interest or fees thereon at the agreed-upon rates.

(b) Any Additional Advance request shall be made (i) in writing at the address provided for Holder in Section 13, and (ii) no later than 11:00 a.m. PST one Business Day prior to the requested date of the Additional Advance, which date shall be a Business Day.

(c)  This Line of Credit shall terminate upon the Maturity Date.

(d) The proceeds of the Additional Advance shall be disbursed in accordance with the instructions provided by the Company.

3. Payment of Interest.

(a) Interest Generally. Interest shall accrue on the outstanding principal amount of this Note at a rate equal to 9% per annum, based upon a 360-day year, payable monthly at the end of each calendar month in arrears, in cash; provided, however, the Company may elect to pay such interest in the form of PIK Interest up to and including  March 31, 2019, after which date all interest due hereunder shall be paid solely in cash.  Interest accruing hereunder, including PIK Interest, shall compound monthly commencing on the date of this Note and be payable at such time as all Outstanding Balance owed under this Note shall be fully repaid, but unless earlier paid in accordance with the terms of this Note, shall be paid on the Maturity Date.

(b) Default Interest. Upon the occurrence and during the continuance of any Event of Default, the Outstanding Balance under this Note shall bear interest at a rate per annum equal to 12% per annum.

4. Payments.

(a) Form of Payment. All payments of cash interest and principal shall be in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to Holder at such address as previously provided to the Company in writing (which address, in the case of Holder as of the date of issuance hereof, shall initially be the address for Holder as set forth in this Note); provided, however, that Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and Holder’s wire transfer instructions.  All payments shall be applied first to accrued interest, and thereafter to principal.

(b) No Set-Off. The Company agrees to make all payments under this Note without set-off or deduction and regardless of any counterclaim or defense.

(c) Optional and Mandatory Payment. The Company shall have the right to prepay the Outstanding Balance owed under this Note in whole or in part at any time.  In addition to the foregoing, the Company shall be required to make the following payments under the terms of this Note:

1.

Beginning on April 30, 2019 (the “Early Payment Date”), and on the last day of each calendar month through the Maturity Date, the Company shall pay 5% of the Outstanding Balance due under the terms of this Note on such Early Payment Date; and

2.

If the Outstanding Balance at any one time outstanding hereunder exceeds the lending commitment amount of $600,000.00 (including PIK Interest), the Company shall, at the time any such excess shall arise, promptly pay to Holder such amount as may be necessary to eliminate the excess.

5. Conditions Precedent. Holder shall not be obligated to make any advance under this Note if any Event of Default shall have occurred and is continuing.

6. Representations and Warranties. The Company hereby makes the following representations and warranties to Holder:

(a) Organization, Good Standing and Qualification. The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to execute, deliver and perform its obligations under this Note. The Company is qualified to do business and is in good standing in each jurisdiction in which the failure so to qualify or be in good standing would have a Material Adverse Effect, and has all requisite power and authority to own its assets and carry on its business.

(b) Corporate Power and Authorization; Consents. The execution, delivery and performance by the Company of this Note have been duly authorized by all necessary action of the Company and do not and will not (i) contravene the terms of the Company’s Organic Documents; (ii) result in a breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any lease, instrument, contract or other agreement to which the Company is a party or by which its properties may be bound or affected; (iii) necessitate the consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority or any third party; or (iv) violate any provision of any law, rule, regulation, order, judgment, decree or the like binding on or affecting the Company, except in the case of each of clauses (ii), (iii) and (iv), such as would not result in a Material Adverse Effect.

(c) Enforceability. This Note constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

7. Covenants. So long as any indebtedness under this Note remains outstanding, the Company shall provide to Holder, as soon as possible and in any event within three (3) days after the occurrence thereof, written notice of an Event of Default, which notice sets forth the details of such event and the action which is proposed to be taken by the Company with respect thereto.  In addition to the foregoing, for so long as there is an Outstanding Balance under the terms of this Note, neither the Company or any of the Subsidiary Guarantors, as such term is defined in Section 9 below, shall incur any additional indebtedness for money borrowed unless the proceeds from such additional indebtedness are used to pay the Outstanding Balance in full, resulting in the termination of this Note.

8. Default.

(a) Events of Default. For purposes of this Note, any of the following events which shall occur shall constitute an “Event of Default”:

(i) any indebtedness under this Note is not paid when and as the same shall become due and payable, whether at maturity, by acceleration, or otherwise, and such non-payment shall continue uncured for a period of ten (10) days;

(ii) default shall occur in the observance or performance of the covenant, obligation or agreement of the Company contained in any provision of this Note, and such default shall continue uncured for a period of thirty (30) days;

(iii) any representation, warranty or certification made herein by or on behalf of the Company or any of its Subsidiaries shall prove to have been false or incorrect in any material respect on the date or dates as of which made (any such falsity being a “Representation Default”);

(iv) the Company shall (A) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of itself or any part of its property, (B) become subject to the appointment of a receiver, trustee, custodian or liquidator for itself or any part of its property, (C) make an assignment for the benefit of creditors, (D) fail generally, become unable or admit in writing to its inability to pay its debts as they become due, (E) institute any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, or file a petition or answer seeking reorganization or an arrangement with creditors to take advantage of any insolvency law, or file an answer admitting the material allegations of a bankruptcy, reorganization or insolvency petition filed against it, or (F) become subject to any involuntary proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally;

(v) the Company shall (i) liquidate, wind up or dissolve (or suffer any liquidation, wind-up or dissolution), (ii) suspend its operations other than in the ordinary course of business, or (iii) take any action to authorize any of the actions or events set forth above in this Section 8(a)(v); or

(vi) this Note shall for any reason cease to be, or shall be asserted by the Company not to be, a legal, valid and binding obligation of the Company.

(b) Consequences of Events of Default.

(i) If any Event of Default shall occur for any reason, whether voluntary or involuntary, and be continuing, Holder may, upon notice or demand, declare the Outstanding Balance under this Note to be due and payable, whereupon the Outstanding Balance under this Note shall be and become immediately due and payable, and the Company shall immediately pay to Holder the entire Outstanding Balance. Upon the occurrence of an actual or deemed entry of an order for relief with respect to the Company under the United States Bankruptcy Code, then the Outstanding Balance under this Note shall automatically be due immediately without notice of any kind. The Company agrees to pay Holder all out-of-pocket costs and expenses incurred by Holder (including attorney’s fees) in connection with the enforcement or protection of its rights in relation to this Agreement, including any suit, action, claim or other activity of Holder to collect the Outstanding Balance under this Note or any portion thereof, or in connection with the transactions contemplated hereby.

(ii) Holder shall also have any other rights, which Holder may have been afforded under any contract or agreement at any time and any other rights which Holder may have pursuant to applicable law.

9.

Guaranty.  Each of NDS Nutrition Products, Inc. and iSatori, Inc. (each a “Subsidiary Guarantor” and together, the “Subsidiary Guarantors”), jointly and severally guarantee, as a primary obligor and not merely as a surety, the due and punctual payment when due, whether on the Maturity Date, by required prepayment, declaration, acceleration, demand or otherwise, the Outstanding Balance due Holder under the terms of this Note (“Guaranteed Obligations”).  Each Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound the terms of this Section 9 notwithstanding any extension or renewal of any Guaranteed Obligations.

10. Lost, Stolen, Destroyed or Mutilated Note. In case this Note shall be mutilated, lost, stolen or destroyed, the Company shall issue a new Note of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of such mutilated Note, or in lieu of this Note being lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company of such loss, theft or destruction.

11. Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, THE COMPANY (BY ITS EXECUTION HEREOF) AND HOLDER (BY ITS ACCEPTANCE OF THIS NOTE) WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION ARISING OUT OF OR BASED UPON OR

RELATING TO THIS NOTE OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING.

12. Governing Law. This Note shall be deemed to be a contract made under the laws of the State of Nebraska and for all purposes shall be governed by, construed under, and enforced in accordance with the laws of the State of Nebraska.

13. Amendment and Waiver. Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Holder.

14. Notices. Any notice or other communication in connection with this Note may be made and is deemed to be given as follows: (i) if in writing and delivered in person or by courier, on the date when it is delivered; (ii) if by facsimile, when received at the correct number (proof of which shall be an original facsimile transmission confirmation slip or equivalent); or (iii) if sent by certified or registered mail or the equivalent (return receipt requested), on the date such mail is delivered, unless the date of that delivery is not a Business Day or that communication is delivered on a Business Day but after the close of business on such Business Day in which case such communication shall be deemed given and effective on the first following Business Day. Any such notice or communication given pursuant to this Note shall be addressed to the intended recipient at its address or number (which may be changed by either party at any time) specified as follows:

If to the Company:	FitLife Brands, Inc. 5214 S. 136th Street Omaha, NE 68137 402-333-5260 Attention: Chief Executive Officer

With a copy to:	Daniel W. Rumsey Disclosure Law Group 655 West Broadway, Suite 870 San Diego, CA 92101 Facsimile No.: 619-272-7062 Telephone No.: 619-795-1134 Email: drumsey@disclosurelawgroup.com

If to Holder:	Sudbury Capital Fund, LP 136 Oak Trail Coppell, TX 75019
Attention: Dayton Judd Email: djudd@sudburycapital.com
If to Subsidiary Guarantors:	NDS Nutrition Products, Inc.
5214 S. 136th Street
Omaha, NE 68137
402-333-5260

Attention: Chief Executive Officer

iSatori, Inc.
5214 S. 136th Street
Omaha, NE 68137
402-333-5260

Attention: Chief Executive Officer

15. Severability. If at any time any provision of this Note shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Note.

16. Assignment. The provisions of this Note shall be binding upon and inure to the benefit of each of the Company and Holder and their respective successors and assigns, provided that the Company shall not have the right to assign its rights and obligations hereunder or any interest herein. This Note may be endorsed, assigned and transferred in whole or in part by Holder to any other Person.

17. Remedies Cumulative; Failure or Indulgence Not a Waiver. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note. No failure or delay on the part of Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

18. Entire Agreement. This Note contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Note.

19. Waiver of Notice. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

[The Remainder of this Page is Intentionally Left Blank]

IN WITNESS WHEREOF, each of the undersigned has caused this Note to be duly executed by its officers, thereunto duly authorized as of the date first above written.

THE COMPANY:

FITLIFE BRANDS, INC.

By:

____________________

Name:

Susan Kinnaman______

Title:

Vice President - Finance

HOLDER:

SUDBURY CAPITAL FUND, LP

By:

_____________________

Name:

Dayton Judd___________

Title:

Member of the General Partner of the General Partner of Sudbury Capital Fund, LP

GUARANTORS:

NDS NUTRITION PRODUCTS, INC.

By:

____________________

Name:

Susan Kinnaman_______

Title:

Vice President – Finance_

iSATORI, INC.

By:

____________________

Name:

Susan Kinnaman______

Title:

Vice President - Finance